                                                                   EXHIBIT 10.15

                      INTERNATIONAL DISTRIBUTION AGREEMENT
                      ------------------------------------


     This Distribution Agreement (the "Agreement") is entered into this 29th day of February, 1996 by and between Storm Primax, Inc., a California corporation having a place of business at 1861 Landings Drive, Mountain View, California 94043 ("Storm Primax") and Primax Electronics Ltd., an ROC corporation having a place of business at 6F, No. 159, Kang Ning St., Hsi Chih Town, Taipei Hsien, Taiwan, Republic of China ("Primax Taiwan").

                                    RECITALS

     A. Pursuant to the terms of an Agreement and Plan of Reorganization dated as of February 24, 1996 (the "Reorganization Agreement"), a wholly-owned subsidiary of Storm Software, Inc. will be merged into Primax Electronics (USA), Inc. ("Primax USA") and Primax USA, the surviving entity will become a wholly-owned subsidiary of Storm Primax, the successor corporation to Storm Software, Inc.

     B. As a condition of the Reorganization Agreement, Storm Primax and Primax Electronics, Ltd. ("Primax Taiwan") entered into an Asset Transfer Agreement of even date herewith (the "Asset Transfer Agreement") whereby Storm Primax acquired from Primax Taiwan certain rights to its then existing A6 image scanning products.

     C. Primax Taiwan wishes to be appointed as Storm Primax's exclusive distributor in a certain territory and non-exclusive distributor in a certain other territory so as to make A6 products owned by Storm Primax pursuant to the Asset Transfer Agreement and certain Storm Primax software products available to Primax Taiwan's customers in such territories on certain terms and conditions set forth in this Agreement.

     D. This Agreement is an Ancillary Agreement, as defined in the Reorganization Agreement.

     NOW, THEREFORE, in consideration of the mutual representations and covenants of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Storm Primax and Primax Taiwan agree as follows:

     1.  Definitions.  The following definitions shall apply to this Agreement:
         -----------

          1.1 "A6 Products" means all image scanning products and technology which accept photos up to a maximum of five (5) inches in width, excluding hand scanners which are not made to be attached to a feeder base.

          1.2 "Asset Transfer Agreement" means the Asset Transfer Agreement by and between Storm Primax and Primax Taiwan dated as of February 24, 1996, which agreement is incorporated herein by reference.

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          1.3   "Bug Event" occurs when (i) an article is published that
criticizes a Localized Software Product or Localized Documentation for containing material defects (other than in duplication materials and workmanship); (ii) a Localized Software Product release is requested to correct such material defects, or (iii) sales of the Localized Software Product decline due to the existence of such material defects.

          1.4 "Closing Date" means the date of the closing under the Reorganization Agreement.

          1.5 "Confidential Information" means the technical information, know-how, technology, formulae, system designs, prototypes, ideas, inventions, improvements, layouts, software, concepts, techniques, discoveries, data, files, supplier and customer identities and lists, accounting records, forecasts, project management plans, marketing plans and business plans relating to this Agreement to which a party has proprietary rights, and all copies and tangible embodiments thereof (in whatever form or medium) conspicuously indicated as proprietary information, confidential information or a substantially similar legend that are not generally known by the public; provided, however, that any of the foregoing shall not be considered Confidential Information if the party receiving it can show that it: (i) has become publicly known through no wrongful act or breach of any obligation of confidentiality on the receiving party's or any third party's part; (ii) was rightfully received by the receiving party from a third party not in violation of any contractual, legal or fiduciary obligation by such third party; (iii) was approved for release by written authorization by the party having rights therein; or (iv) was developed by the receiving party independently of the party having rights therein without breach of any confidentiality or other obligations; or (v) was disclosed by court order or other legal authority, provided that the party having rights therein is given an opportunity to oppose such disclosure and if disclosed, such information is only used for the specified legal purposes.

          1.6 "Documentation" means the user manuals, guides or other written instructions generally made available with the Products to End Users.

          1.7 "End User" means a purchaser or licensee of computer products who acquires such products for use rather than distribution or resale.

          1.8 "Enhancements" means any updates or bug fixes to a computer product.

          1.9 "House Account" means an account: (a) which is the sole responsibility of Storm Primax's direct sales force; (b) from which Primax Taiwan may not solicit or take orders for the sale of Products; and (c) for which no payments are due to Primax Taiwan from Storm Primax. The House Accounts are currently identified in Exhibit 1.9.
              -----------

          1.10 "Improvements" mean any and all improvements, Enhancements, modifications and new versions of A6 Products which are created, invented, discovered or made after the Closing Date.

          1.11 "Localized Documentation" means a localized or translated version of the Documentation created by Primax Taiwan pursuant to Section 2.1 below, and all Improvements thereto.

          1.12 "Localized Software Product" means a localized or translated version of the Software Products created by Primax Taiwan pursuant to Section
2.1 below, and all Improvements thereto.

          1.13 "Net Invoice Amount" means the net amount invoiced by Storm Primax for shipments of OEM Products after deducting all customer discounts, freight, transportation or other allowances, sales or other taxes, COD or other delivery charges, insurance, credits, mailing costs and the like.

          1.14 "Non-A6 Products" means hand held scanners, non-A6 sheetfed scanners, non-A6 flatbed scanners and datapen scanners. Digital cameras or any other image capture products are not included.

          1.15 "OEM Customer" means a business entity (other than a House Account) which engages in distribution or resale of computer products bundled with other products and repackaged for distribution or resale as a stand-alone product directly or indirectly through its distribution channels to End Users.

          1.16 "OEM Product" means a version of a Storm Primax A6 Product and/or Software Product for use and distribution by OEM Customers, and includes all Improvements thereto.

          1.17 "Primax Taiwan" means Primax Electronics, Ltd., an ROC corporation.

          1.18 "Products" mean the Retail Products and/or OEM Products, as applicable, as currently identified on Exhibit 1.18.
                                       ------------

          1.19 "Reorganization Agreement" means the Agreement and Plan of Reorganization Agreement dated as of February 24, 1996 by and among Storm Software, Inc., a California corporation, Storm Acquisition Corporation, a wholly-owned subsidiary of Storm Software, Inc., Primax Electronics (USA), Inc., a California corporation, and Primax Taiwan, which agreement is incorporated herein by reference.

          1.20 "Retail Customer" means an End User or business entity which engages in distribution or resale of computer products as stand-alone products to End Users either directly or indirectly.

          1.21 "Retail Product" means a version of a Storm Primax A6 Product and/or Software Product to be distributed to Retail Customers through all channels of distribution on a stand-alone basis, and includes all Improvements thereto.

          1.22 "Sales Representative Agreement" means the Sales Representative Agreement by and between Storm Primax and Primax Taiwan dated of even date herewith, which agreement is incorporated herein by reference.

          1.23 "Software Products" means current and future photo-centric software products which comprise primarily software in object code form developed and/or distributed by Storm Primax.

          1.24 "Storm Primax" means Storm Primax, Inc., a California corporation, the successor corporation to Storm Software, Inc.

          1.25  "Territory" means that territory identified on Exhibit 1.25.
                                                               ------------
"Exclusive Territory" and "Non-Exclusive Territory" shall be as specified on
Exhibit 1.25.
- ------------

          1.26 "Trademarks" means the logos, trade names, trademarks and service marks as described in Exhibit 1.18, and any other marks as may be
                              ------------
mutually agreed to by the parties from time to time.

     2.   Licenses.
          --------

          2.1   Grant of License.
                ----------------

                (a) Subject to the terms and conditions of this Agreement, effective as of the Closing Date, Storm Primax hereby appoints Primax Taiwan as Storm Primax's exclusive distributor in the Exclusive Territory and non-exclusive distributor in the Non-Exclusive Territory for the Products, and for the purposes of these appointments, Storm Primax hereby grants Primax Taiwan the following licenses, effective as of the Closing Date:

                    (A) a non-exclusive, non-transferable license to translate, adapt and reproduce the Software Products for the sole purpose of creating Localized Software Products for distribution in the Territories;

                    (B) a non-exclusive, non-transferable license to translate, adapt and reproduce the Documentation for the sole purpose of creating Localized Documentation for distribution in the Territories;

                    (C) an exclusive, non-transferable license (including the right to sublicense through multiple tiers of sublicenses) to distribute the unmodified Products, Documentation, Localized Software Products and Localized Documentation to OEM Customers and Retail Customers in the Exclusive Territory (except that such license shall be exclusive for the country of Japan only with respect to OEM Customers located in Japan);

                    (D) a non-exclusive, non-transferable license (including the right to sublicense through multiple tiers of sublicenses) to distribute the unmodified Products, Documentation, Localized Software Products and Localized Documentation to OEM Customers and Retail Customers in the Non-Exclusive Territory.

     Primax Taiwan agrees that it has no right under this Agreement to distribute Products, Documentation, Localized Software Products or Localized Documentation to any Retail Customers in Japan.

          (b) Primax Taiwan may not alter, reconfigure or change the basic architecture software which controls the operations and functionality of the A6 Products without the prior written consent of Storm Primax.

          2.2   Termination of Exclusivity. The above exclusive license grant in
                --------------------------
Section 2.1 is subject to Primax Taiwan meeting the minimum annual distribution quotas for the aggregate of all Products sold to OEM Customers and Retail Customers in the Exclusive Territory as mutually established by the parties for the Products within the first month of each calendar year during the term of this Agreement. The quotas will be based on United States dollars. If Primax Taiwan does not meet the quotas based on shipments from Storm Primax such that actual Product distributions meet 65% or more of quota but fail to meet at least 85% of quota for the Products, Primax Taiwan agrees to cooperate and meet with Storm Primax to examine and evaluate the parties' relationship under this Agreement, discuss the causes of the quota shortfall and develop a mutually agreed upon written plan of action to increase Product distributions in the following year. On the other hand, if Primax Taiwan does not meet the quotas based on shipments from Storm Primax such that actual Product distributions are less than 65% of quota for Products, Storm Primax may, in its discretion, convert the exclusive license into a non-exclusive license upon six (6) months prior written notice to Primax Taiwan. After the effective conversion of the license, the license for the Products will remain non-exclusive for at least an additional six (6) month period, and effective any time thereafter Storm Primax may terminate the non-exclusive license with respect to the Products upon ninety
(90) days prior written notice to Primax Taiwan. If the licenses for the Products have been converted to a non-exclusive license, and the time periods above have expired with respect to the Products, Storm Primax may terminate this Agreement and each party will have the rights set forth in Section 1.4. However, in no event will such termination be deemed a termination for cause by Storm Primax.

          2.3    Exceptions to Exclusivity.
                 -------------------------

                 (a) Notwithstanding Storm Primax's grant to Primax Taiwan of certain exclusive distribution rights under this Agreement, Storm Primax may distribute A6 Products to OEM Customers and Retail Customers in the Exclusive Territory if the OEM Customer or Retail Customer is not domiciled in the Exclusive Territory provided that: (i) the OEM Customer or Retail Customer agrees to purchase an A6 Product with a substantially different design than that offered by Primax Taiwan; (ii) Primax Taiwan maintains the lowest customer price relative to all such similar OEM Customers or Retail Customers with a substantially similar Product sales volume; and (iii) Storm Primax notifies Primax Taiwan of such prospective relationship not less than 120 days prior to launch of the A6 Product in the Exclusive Territory.

                (b) Storm Primax will have the right to designate new or additional customer accounts as House Accounts so that they are excluded from the definition of OEM Customer provided that: (i) any such potential OEM Customers desire a direct relationship with Storm Primax without Primax Taiwan acting as an intermediary; (ii) Primax Taiwan does not provide any of the services to the accounts as contemplated in this Agreement for such OEM Customer; (iii) Storm Primax does not provide better pricing terms to the OEM Customer by servicing the account directly relative to the pricing Storm Primax would offer for Primax

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Taiwan to service the account; and (iv) prior to such designation, Storm Primax obtains Primax Taiwan's prior written consent.

          2.4   Competitive Products.
                --------------------

                (a) Primax Taiwan agrees that during the term of this Agreement, Primax Taiwan will not distribute any A6 Products which are similar to or competitive with any Storm Primax A6 Products. Notwithstanding the foregoing, Primax Taiwan may distribute other products similar to or competitive with the Storm Primax A6 Products subject to the provisions of this section. If Primax Taiwan reasonably determines that an A6 Product is not competitive in the Territories due to distinguishing functionality, quality or cost, Primax Taiwan will give written notice of such determination to Storm Primax and within thirty
(30) days after such notice, Storm Primax and Primax Taiwan will meet to develop a mutually agreed upon plan so that Storm Primax can develop a competitive Storm Primax A6 Product. If Storm Primax does not notify Primax Taiwan within ninety
(90) days of such meeting that it is able to deliver a competitive Storm Primax A6 Product, Primax Taiwan may distribute a competitive third party product upon two (2) weeks written notice to Storm Primax after the expiration of the ninety
(90) day period. Primax Taiwan may distribute any products which Storm Primax does not yet manufacture or distribute, but if Storm Primax makes available to Primax Taiwan a substantially similar Product to such product, Primax Taiwan agrees to distribute such Product pursuant to the terms of this Agreement.

                (b) If Storm Primax develops an A6 Product which directly competes with a third-party product already being distributed by Primax Taiwan (as reasonably determined by Primax Taiwan based on comparable features, quality and cost), Primax Taiwan agrees that it will use reasonable efforts to cease distribution of such third-party product in order to distribute Storm Primax's A6 Product as soon as practical but in any event within 180 days after receiving written notice from Storm Primax of the commercial availability of such A6 Product.

                (c) Primax Taiwan agrees that commencing with Storm Primax's release of an Improvement to a Product and during the remaining term of this Agreement, Primax Taiwan will not distribute with any A6 Product or Non-A6 Product any third party software application which is similar to or competitive with the Software Products, except with Storm Primax's prior written consent, which consent shall be given on a case by case basis.

                (d) In the event that Storm Primax converts the exclusive distribution license to a non-exclusive license pursuant to Section 2.2, the restrictions on Primax Taiwan's ability to distribute third party products similar to or competitive with such Products will be of no further force or effect.

          2.5   Sublicensing. Primax Taiwan's right to sublicense for purposes
                ------------
of distribution is subject to the provisions of this Section 2.5. Primax Taiwan shall require each OEM Customer and Retail Customer receiving the Products to protect Storm Primax's proprietary rights in the Products as are customary and ordinary in the usual conduct of its business with respect to other similar intellectual property which is proprietary to Primax Taiwan (but in no event with less than reasonable care).

     3.   Localizations and Translations.
          ------------------------------

          3.1 Upon Primax Taiwan's receipt of Storm Primax's written approval of a Localized Software Product and corresponding Localized Documentation pursuant to the provisions below, Primax Taiwan may distribute the resulting Localized Software Product and Localized Documentation pursuant to Section 2.1(a)(C) above.

          3.2 Localized Software Products and Localized Documentation prepared by Primax Taiwan will include translated and localized versions of all copyright and other proprietary rights notices included in the Software Products.

          3.3 Upon Primax Taiwan's completion of the Localized Software Product or Localized Documentation, Primax Taiwan agrees to provide Storm Primax with any master disks or master copies of packaging or documentation needed for Storm Primax's production of the Localized Software Product and Localized Documentation.

          3.4 Storm Primax reserves the right to review and approve the completed Localized Software Product and Localized Documentation, including the packaging. In the event Storm Primax elects to exercise such right, Storm Primax shall notify Primax Taiwan of such election, and shall submit a written approval or rejection to Primax Taiwan within thirty (30) days after Storm Primax reviews the Localized Software Product or Localized Documentation, as appropriate. Approval shall be based on conformance to the documentation and functionality at least equivalent to the U.S. version of the Software Products. Approval by Storm Primax shall not be arbitrarily or unreasonably withheld. If Storm Primax rejects the Localized Software Product or Localized Documentation, Storm Primax will provide Primax Taiwan with written notice of the reason for the rejection, and permit Primax Taiwan an opportunity to redeliver the Localized Software Product or Localized Documentation. Storm Primax's waiver of the foregoing right to review and approve shall not prevent Storm Primax from subsequently exercising the foregoing right.

          3.5 Primax Taiwan agrees that if a Bug Event occurs within the lesser of six (6) months after (i) the first commercial shipment of the Localized Software Product and Localized Documentation or (ii) final approval by Storm Primax pursuant to Section 3.4 above of the Localized Software Product or Localized Documentation, and the Bug Event was caused by Primax Taiwan, Primax Taiwan will provide to Storm Primax an Enhancement to correct the Bug Event. Such Enhancement shall be supplied to Storm Primax as soon as possible following the Bug Event.

          3.6 The Localized Software Products and Localized Documentation, including any work in progress, shall be the sole and exclusive property of the party paying for such localization or translation (subject to Storm Primax's rights in the preexisting code and portions contained within any localizations or translations owned by Primax Taiwan). Upon conversion of the exclusive license to a nonexclusive license pursuant to Section 2.2, Primax Taiwan will grant a license to Storm Primax for all translations or localizations, if any, which Primax Taiwan owns pursuant to this section, the terms of such license, including payment terms, to be subject to the good faith negotiations and mutual agreement of Primax Taiwan and Storm Primax. Notwithstanding the foregoing, Primax Taiwan agrees that upon termination of

Primax Taiwan's distribution licenses in Section 2.1, Primax Taiwan will have no further rights to distribute the Localized Software Products or Localized Documentation in any form or in any territory in the world whatsoever.

     4.   New Products and Changes in Products.
          ------------------------------------

          4.1 The parties agree that future Products will be added to this Agreement as they become available upon written notice from Storm Primax to Primax Taiwan.

          4.2 Storm Primax has the right to discontinue the distribution or availability of, or modify, update or upgrade, any Product upon 120 days prior written notice to Primax Taiwan, except that Storm Primax may modify the Products without notice if such modifications do not have a substantial adverse effect on the functionality, performance or appearance of the Products. In any such event, Primax Taiwan will have the right to liquidate its then existing inventory of the affected Products.

          4.3 Storm Primax and Primax Taiwan will meet no less than once every six (6) months at a mutually agreed upon time and location to examine and reevaluate the product market and if necessary, develop Product plans to be implemented in the following twelve to eighteen month period.

     5.   Order and Shipment Terms.
          ------------------------

          5.1    Order Procedure.
                 ---------------

                (a) The terms and conditions of this Agreement shall apply to all orders for the Products and supersede any different or additional terms on purchase orders submitted to Storm Primax. Purchase orders submitted to Storm Primax are solely for the purpose of requesting delivery dates, quantities and specifying destination. All orders will be subject to the minimum order quantities specified in Exhibit 1.18 and as mutually agreed to for future
                        ------------
Products. All orders placed with Storm Primax shall be subject to acceptance by Storm Primax at its principal place of business. Unless Storm Primax rejects a purchase order by written notice to Primax Taiwan within five (5) working days after receipt, such purchase order will be deemed accepted. Storm Primax shall use reasonable efforts to ship Products by the delivery dates stated on accepted purchase orders, but Storm Primax shall not be liable under any circumstances for any damages to Primax Taiwan or to any other third party for Storm Primax's failure to fill, or errors in filling, any orders or delay in delivery. If orders for the Products exceed Storm Primax's inventory, Storm Primax shall allocate available inventory on a basis Storm Primax deems equitable in its sole and absolute discretion.

                (b) For all Retail Products, Primax Taiwan will submit purchase orders directly to Storm Primax.

                (c) For all OEM Products, Primax Taiwan will receive purchase orders from OEM Customers issued to Storm Primax (or its designated supplier) and forward copies of such purchase orders to Storm Primax for acceptance pursuant to Section 5.1(a) above. All OEM agreements for the OEM Products will be between Storm Primax and the OEM

Customer, with sales service to be provided by Primax Taiwan equivalent to those required of Storm Primax in Sections 4 and 5 of the Sales Representative Agreement.

          5.2 Delivery.  Except as otherwise set forth in a purchase order
              --------
or as otherwise mutually agreed upon between Storm Primax and Primax Taiwan, Storm Primax (or its designated supplier) will ship all ordered Products within sixty (60) days after Storm Primax's acceptance of the applicable purchase order.

          5.3 Forecasts.  By the fifteenth day of each month, Primax Taiwan
              ---------
will provide Storm Primax with written non-binding rolling 120 day forecasts of its Product requirements. Such forecasts shall be itemized on a Product by Product basis between Retail Products and OEM Products.

          5.4  Rescheduling and Cancellations.
               ------------------------------

          (a) With Storm Primax's prior written consent, Primax Taiwan may reschedule without charge the shipment of any accepted purchase order for a shipment date later than originally specified in the purchase order, provided that: (i) such rescheduled shipment date is within sixty (60) days after the original shipment date; (ii) Primax Taiwan does not reschedule the shipment date of the particular purchase order more than two (2) times; (iii) Storm Primax must receive all rescheduling requests for a particular purchase order within forty-five (45) days after Storm Primax's original acceptance of such purchase order; (iv) none of the unit shipments are for less than the minimum order quantities specified in Exhibit 1.18; and (v) only a maximum of fifty percent
                        ------------
(50%) of each purchase order is to be rescheduled.

          (b) Primax Taiwan may not cancel any purchase order accepted by Storm Primax without the prior written consent of Storm Primax.

          5.5 Shipments, Risk of Loss, Title.
              ------------------------------

          (a) Storm Primax will ship (or have its designated supplier ship) Retail Products F.O.B. shipping port.

          (b) Storm Primax will ship directly to OEM Customers (or have its designated supplier ship) OEM Products F.O.B. shipping port.

     6.   Payment Terms.
          -------------

          6.1 Prices.
              ------

          (a) For Retail Products, within a reasonable period after the Closing Date, the parties will determine the initial prices and such prices shall be effective until reviewed and adjusted according to this Section 6.1. The parties will meet to review prices for the Products on mutually agreed to dates on or within thirty (30) days before January 1, April 1 and September 1 of each year. Any agreed upon adjustments will be effective for all orders accepted on or after such related date (January 1, April 1 and September 1) and continue in effect until further adjusted according to this provision. Pursuant to Section 2.4(a) above, prices must be competitive with third party prices in order to prevent Primax Taiwan from distributing competitive products.

          (b) Notwithstanding the price reviews, the parties will also meet to review prices in each of the following situations: (i) release of a new Product;
(ii) material changes in the manufacturing environment involving cost increases or decreases; or (iii) material changes in the market environment in order for such current product to remain competitive in the market. For the purposes of subsection (ii) above, such pricing review must be completed within a 30 day period.

          (c) Primax Taiwan will receive the following payments for distributions of Products to OEM Customers:

              (A) Except as specified below, the price to Primax Taiwan for OEM Products will be ninety-five percent (95%) of Storm Primax's Net Invoice Amount. That is, Storm Primax (or its designated supplier) will retain ninety-five percent (95%) of the Net Invoice Amount and pay over to Primax Taiwan five percent (5%) of Net Invoice Amount.

              (B) Primax Taiwan shall not be entitled to receive any compensation for sales made to designated House Accounts. If Storm Primax designates any House Accounts after the Closing Date, as expressly authorized in Section 2.3(b) above, Primax Taiwan shall be entitled to receive payments pursuant to Section 6.1(c)(A) above only for those orders which have been received from OEM Customers and accepted by Storm Primax prior to the designation of such OEM Customer as a House Account in accordance with Section 2.3(b).

              (C) Notwithstanding any other provisions of this Agreement, Primax Taiwan shall not be entitled to receive payments on sales consummated with OEM Customers located within the Territory for shipment by Storm Primax to a destination outside the Territory, except that Primax Taiwan will receive payment on sales to OEM Customers inside the Territory on Storm Primax's shipments of Products outside the Territory at one-half the rate provided for in
Section 6.1(c)(A) in the following circumstances: (i) for all distributions of Products in the first six (6) months after either (x) a customer becomes a new OEM Customer or (y) an existing OEM Customer purchases a Product not previously purchased by such customer; and (ii) for so long as orders from an OEM Customer are received by Primax Taiwan in the Territory for shipments of Products outside the Territory.

          6.2 Taxes and Duties.
              ----------------

          (a) Except as set forth in Section 6.2(b) below, in addition to any payments due under this Agreement, Primax Taiwan shall pay any taxes, duties or other amounts, however, designated, which are levied or based upon such payments, or upon this Agreement, provided, however, that Primax Taiwan shall not be liable for taxes based on Storm Primax's net income.

          (b) In addition to any other payments due under this Agreement, Storm Primax agrees to pay any taxes imposed by any governmental authority in the United States with respect to any payment to be made under this Agreement, payment to be made by

Storm Primax under this Agreement or any item to be delivered by Storm Primax to Primax Taiwan or Primax Taiwan's OEM Customers or Retail Customers under this Agreement.

          6.3 Payment.
              -------

          (a) Primax Taiwan will be responsible for invoicing Retail Customers for all deliveries of Retail Products made by Storm Primax directly to Retail Customers and Primax Taiwan will pay for such Retail Products by wire transfer in U.S. dollars within ninety (90) days after Storm Primax's invoice to Primax Taiwan. Primax Taiwan will pay for Retail Products it receives from Storm Primax within ninety (90) days of Storm Primax's invoice for such Retail Products.

          (b) Storm Primax (or its designated supplier) will invoice all OEM Customers for OEM Products delivered by Storm Primax (or its designated supplier) and Storm Primax (or its designated supplier) will be responsible for ensuring that amounts due to Storm Primax (or its designated supplier) are paid by from OEM Customers receiving OEM Products pursuant to the terms of the written agreements between Storm Primax and such OEM Customers. Storm Primax (or its designated supplier) will bear the risk of delinquent accounts and have the responsibility for extending credit to its OEM Customers. Primax Taiwan will have no authority to collect funds or accept payment of any sort for orders accepted by Storm Primax unless so requested by Storm Primax. Primax Taiwan shall within three (3) working days remit to Storm Primax any payments which it inadvertently receives from OEM Customers.

          (c) Storm Primax (or its designated supplier) will pay Primax Taiwan for OEM Products as required by Section 6.1(c) above by wire transfer in U.S. dollars within five (5) days after Storm Primax (or its designated supplier) receives payment from OEM Customers.

          6.4 Most Favored Nations.  During the period that the license in
              --------------------
Section 2.1(a)(C) remains exclusive, Storm Primax agrees that the prices, payment terms and other economic terms and conditions of this Agreement will not be less favorable than prices, payment terms or other economic terms and conditions offered to Storm Primax's other customers in other territories for Products which are substantially similar to those licensed to Primax Taiwan hereunder.

     7.   Marketing.
          ---------

          7.1 Branding/Packaging.  Primax Taiwan may, in its discretion,
              ------------------
privately label or distribute the Products under its own product name and packaging subject to the provisions of this Section 7. Notwithstanding the foregoing, Primax Taiwan agrees that all Product packaging will include a notice in substantially the following form: "Developed and manufactured by Storm Primax, Inc."

          7.2 Efforts by Primax Taiwan.  Primax Taiwan agrees to include in all
              ------------------------
advertising of the Products all applicable copyright and trademark notices of Storm Primax as they appear on or in the Products. Storm Primax may provide, at its option, a reasonable amount of advertising material, in English, as requested by Primax Taiwan, for use in Primax Taiwan's efforts to market the Products.

          7.3  Trademark License.
               -----------------

          (a) Storm Primax hereby grants to Primax Taiwan a nonexclusive, limited license (including the right to sublicense through multiple tiers of sublicenses) to use Trademarks solely in Primax Taiwan's distribution, advertising and promotion of the Products and subject to the restrictions in
Exhibit 1.18 and requirements of this Section 7.3.  Primax Taiwan's use shall be
- ------------
in accordance with applicable law and Storm Primax's policies regarding advertising and trademark usage as established from time to time. Primax Taiwan further agrees not to affix any Trademark to products other than the genuine Products.

          (b) Primax Taiwan agrees that the nature and quality of any products or services it supplies in connection with the Trademarks shall conform to the standards set by Storm Primax. Primax Taiwan agrees to cooperate with Storm Primax in facilitating Storm Primax's monitoring and control of the nature and quality of such products and services, and to supply Storm Primax with specimens of use of the Trademarks upon request.

          (c) At Storm Primax's request, Primax Taiwan shall promptly perform any act reasonably necessary to secure or maintain any Trademark rights in any country in which Primax Taiwan is marketing the Products. This assistance shall include complying with the formalities of local law, including but not limited to, the execution of any application for registration as a registered user, the execution of additional license agreements suitable for recording with the appropriate authorities or providing proof of use of the Trademarks in any other applicable documents. Storm Primax shall pay the expense of complying with such formalities.

          (d) Primax Taiwan agrees that whenever the Trademarks are used on Product packaging, in advertising or in any other manner, they shall clearly indicate Storm Primax as the trademark owner. Primax Taiwan shall not do or cause to be done any act or anything contesting or in any way impairing or reducing Storm Primax's right, title and interest in the Trademarks. Primax Taiwan understands and agrees that use of the Trademarks in connection with the Products shall not create any right, title or interest in or to the use of the Trademarks and that all such uses and goodwill associated with the Trademarks will inure to the benefit of Storm Primax. Primax Taiwan shall take all necessary steps to ensure its employees comply with all the terms and conditions herein.

     8.   Support.
          -------

          8.1 First-Line Support.  Primax Taiwan shall provide a level of
              ------------------
product support for its End Users equivalent to that provided by Storm Primax to its customers during the term of this Agreement. Such support will include, at a minimum, a "hot-line" service during normal business hours for answering End User questions by telephone, and employing persons trained and able to answer such questions. Such "hot-line" service shall be provided to all End Users in the Territory, whether or not such Products were originally distributed by Primax Taiwan. In-warranty "hot-line" services shall be provided by Primax Taiwan without charge (other than telephone charges) to the caller. Primax Taiwan, at its option, may offer extended warranty service at commercially reasonable prices.

          8.2 Second-Line Support.  Storm Primax will provide second-line
              -------------------
support to Primax Taiwan by designating a contact person at Storm Primax to answer questions by a designated Primax Taiwan contact person. There will be no charge for such second-line support through the Warranty Period (as defined in Section 11.3 below) or the term of this Agreement, whichever ends later.

     9.  Proprietary Rights.  Primax Taiwan acknowledges that the structure and
         ------------------
organization of the Products (and all Localized Software Products) are proprietary to Storm Primax. Storm Primax retains exclusive ownership of the Products (and all Localized Software Products and Localized Documentation), except as otherwise provided for in the Asset Transfer Agreement regarding product technology ownership and licensing. Primax Taiwan will take all reasonable measures to protect Storm Primax's proprietary rights in the Products, Localized Software Products and Localized Documentation. Except as provided herein or in the Asset Transfer Agreement, Primax Taiwan is not granted any rights to patents, copyrights, trade secrets, trade names, trademarks (whether registered or unregistered), or any other rights, franchises or licenses with respect to the Products, Localized Software Products and Localized Documentation. All rights not expressly granted to Primax Taiwan under this Agreement are reserved to Storm Primax.

     10.  Confidentiality.
          ---------------

          10.1 Confidentiality of Agreement.  Each of the parties covenants
               ----------------------------
to the other party that it will not in any manner disclose or divulge the contents of the Agreement or any of the material terms and conditions hereof to any third party, except as the other parties may expressly consent in advance in writing or as may be required in obtaining any necessary governmental or regulatory approval for the transactions contemplated hereby or as may otherwise be required by any applicable law.

          10.2 Treatment of Confidential Information. For a period of five (5)
               -------------------------------------
years after receipt of any Confidential Information, each party shall keep and maintain the other party's Confidential Information in strictest confidence and, except as otherwise expressly provided herein, each party: (i) shall not use the other party's Confidential Information, and (ii) shall not provide or otherwise make available, whether directly or indirectly, any of the other party's Confidential Information to any party other than: (a) to employees and officers of a party who require access to such Confidential Information for performance of their duties and who have signed a written nondisclosure agreement including the requirement to protect third party proprietary information or (b) to permitted sublicensees permitted under this Agreement who shall enter into a nondisclosure agreement to protect Confidential Information on terms no less restrictive than required in this Agreement, or (c) as required by any applicable law. Each party shall take all reasonable actions (by instruction, agreement or otherwise) necessary to maintain the confidentiality of the other party's Confidential Information. Notwithstanding the foregoing, each party shall be required to protect the other party's Confidential Information consistent with the same protections afforded its own Confidential Information in the ordinary conduct of its business but in no event with less than reasonable care.

          10.3 Return or Destruction.  Upon termination of this Agreement,
               ---------------------
or at any other time if requested by a party, each party promptly shall return to the other party all

Confidential Information received by it or its representatives by such other party unless the party provides assurances reasonably satisfactory to such other party that such Confidential Information has been destroyed.

          10.4 Source Code, etc.  Primax Taiwan shall not reverse engineer or
               ----------------
decompile the Products or otherwise attempt or permit others to attempt to discover the source code of the Software Products without the express written consent of Storm Primax. To the extent such consent is given, Primax Taiwan acknowledges that the source code is a trade secret of Storm Primax and due to the importance of the confidentiality and trade secret status of the source code, Primax Taiwan agrees, in addition to complying with the requirements of this Section 10 as they related to the source code, to: (i) inform any employee that is granted access to all or any portion of the source code of the importance of preserving the confidentiality and trade secret status of the source code; (ii) maintain a controlled, secure environment for the storage and use of the source code; and (iii) use at least the same degree of care in preserving the confidentiality of the source code as it uses in the treatment of its own trade secrets. Primax Taiwan shall not permit others to attempt to discover the source code without the express written consent of Storm Primax. Furthermore, Primax Taiwan shall not modify any Storm Primax A6 Products without the express written consent of Storm Primax.

     11.  Acceptance and Warranty.
          -----------------------

          11.1 Product Acceptance.  For each unit of Products, Primax Taiwan
               ------------------
(or its designee) will have ten (10) calendar days from the date such unit is received by Primax Taiwan (or Retail Customers or OEM Customers) (the "Acceptance Period") to examine and test the Product for conformity to the applicable Product specifications. During the Acceptance Period for each unit, Primax Taiwan (or its designee) may (i) accept the unit or (ii) reject the unit by notifying Storm Primax in writing of the manner in which the unit fails to conform to the applicable Product specifications. Any unit not rejected by Primax Taiwan (or its designee) within the Acceptance Period will be deemed to be accepted as of the first day following the Acceptance Period. In the event that a unit is rejected, Primax Taiwan (or its designee) may, at Storm Primax's expense and without cost to Primax Taiwan, either (i) return the unit to Storm Primax (or its designated supplier), freight collect, for replacement with a new conforming unit or (ii) permit the modification of the unit to correct the nonconformity (e.g., by providing replacement components and modification instructions). Units that are replaced or modified pursuant to this Section 11.1 will be subject to a new Acceptance Period. With respect to OEM Products, the acceptance provisions of this Section shall control unless they are inconsistent with the relevant terms of the written agreement between Storm Primax and its OEM Customer. In such event, the terms of such written agreement shall govern acceptance of the OEM Product by the OEM Customer.

          11.2 Defect Rates and Remedies.
               -------------------------

          (a) In addition to the rights of Primax Taiwan to reject units of Products as more particularly set forth above, Primax Taiwan may, in its sole and absolute discretion, test (or cause any of its Retail or OEM Customers to test) any random sample of any Product shipment Primax Taiwan or Primax Taiwan's Retail or OEM Customers receives pursuant to the provisions of this Section
11.2. Storm Primax and Primax Taiwan will mutually agree upon the testing procedures for each Product and update or modify such procedures as reasonably required. A sample of each shipment to be tested will be tested, and the corresponding shipment accepted or rejected according to the following guidelines:

                  Retail Products and Stand Alone OEM Products

Shipment                Test              Acceptance                   Rejection
Delivery Size        Sample Size           Criteria                    Criteria
- ------------------   -----------   -------------------------   -------------------------

501-1,200 units       80 units     2 defective units or less   3 defective units or more
1,201-3,200           125          3 defective units or less   4 defective units or more
3,201 +               200          5 defective units or less   6 defective units or more

                          OEM Products Built Into PC's

Shipment                Test              Acceptance                   Rejection
Delivery Size        Sample Size           Criteria                    Criteria
- ------------------   -----------   -------------------------   -------------------------

501-1,200 units       80 units     1 defective units or less   2 defective units or more
1,201-3,200           125          2 defective units or less   3 defective units or more
3,201 +               200          3 defective units or less   4 defective units or more

     With respect to OEM Products, the acceptance provisions of this Section shall control unless they are inconsistent with the relevant terms of the written agreement between Storm Primax and the OEM Customer. In such event, the terms of such written agreement shall govern random sample testing of OEM Products by the OEM Customer.

          (b) If a shipment is rejected according to the above procedures and criteria, Primax Taiwan will immediately notify Storm Primax of the rejection. Storm Primax (or its designated supplier) will then provide all reasonably requested and necessary technical support to test all units in such shipment and repair any defective units therein. Storm Primax (or its designated supplier) shall pay for all such testing and repair of the units in such shipment, and any related costs or expenses thereof. If Primax Taiwan is unable to complete the testing and repair of defective units in such shipment within a reasonable period and with no more than reasonable efforts, Primax Taiwan may return the entire shipment to Storm Primax (or its designated supplier) for testing and repair at Storm Primax's (or Storm Primax's designated supplier's) sole expense (including shipping costs to and from Primax Taiwan or Primax Taiwan's OEM Customer or Retail Customer). Neither Primax Taiwan nor any of its OEM Customers or Retail Customers will be invoiced for or have any obligation to pay Storm Primax (or its designated supplier) for defective units of Product until and unless such defective units are repaired or replaced and Primax Taiwan (or its Retail or OEM Customer) confirms their conformance with the applicable Product specifications.

          (c) The "Defect Rate" for each rolling four month period shall be defined as the fraction (expressed in percentage form) whose numerator is the number of total units of each specific Product which are both (i) returned to Primax Taiwan from its OEM

Customers and Retail Customers; and (ii) found by Primax Taiwan to be defective according to the testing procedures established under Section 11.2(a), and whose denominator is equal to Primax Taiwan's total unit shipments of Products over the applicable four month period. If the Defect Rate exceeds three percent (3%) for any four month period for the combination of Retail Products and Stand Alone OEM Products, or two percent (2%) for any four month period for OEM Products built into PC's, Storm Primax shall, at Primax Taiwan's sole option, reimburse Primax Taiwan, or credit Primax Taiwan on open invoices, an amount equal to all shipping expenses incurred by Primax Taiwan during such four month period to repair or replace the number of defective units in excess of the three percent (3%) or two percent (2%) Defect Rates, as applicable.

          11.3 Product Warranty.  Storm Primax warrants to Primax Taiwan that,
               ----------------
for a period of sixteen (16) months from the date of shipment from Storm Primax (or its designated supplier) to Primax Taiwan (or Primax Taiwan's OEM Customers or Retail Customers, as applicable) accepts a conforming Product pursuant to
Section 1111 (the "Warranty Period"), such Product will operate in substantial conformance to the applicable Product specifications and will be free from any defects in material or workmanship. If any Product fails to substantially conform to the applicable Product specifications or contains any other defects discovered during the Warranty Period, Primax Taiwan, in its sole discretion, may either (i) attempt to repair the Product itself at its own labor expense, provided that Storm Primax supplies and pays for any required parts or materials for all Products or (ii) return the defective Product to Storm Primax for repair or replacement (at Storm Primax's sole expense, including shipping costs from Primax Taiwan to Storm Primax). Primax Taiwan will be responsible for all costs of shipping defective units and parts to and from Primax Taiwan's OEM Customers and Retail Customers and to and from Primax Taiwan (except as provided for in Section 11.2(c) above). Storm Primax will be responsible for all return shipping costs of repaired or replacement units to Primax Taiwan. The above warranty shall not extend to any software or hardware component not provided by Storm Primax.

          11.4 Disclaimer.  EXCEPT FOR THE ABOVE WARRANTIES, STORM PRIMAX MAKES
               ----------
NO OTHER WARRANTIES RELATING TO THE PRODUCTS, EXPRESS OR IMPLIED, AND EXPRESSLY EXCLUDES ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. THE ABOVE LIMITED WARRANTY DOES NOT EXTEND TO ANY DEFECTS IN THE PRODUCTS CAUSED DIRECTLY BY THE WILFUL MISCONDUCT OF Primax Taiwan, ITS RETAIL CUSTOMERS OR ITS OEM CUSTOMERS.

     12.  Indemnification.
          ---------------

          12.1 Indemnity by Storm Primax.  Subject to Section 13 below, Storm
               -------------------------
Primax agrees to defend, indemnify and hold harmless Primax Taiwan, its officers, directors, employees and sublicensees against any claims, demands, damages or actions (including Primax Taiwan's reasonable attorneys' fees and costs) arising out of an actual or alleged infringement by the Products of any copyrights or patent rights under the laws of the Republic of China, Japan, United States, Canada and countries which are members of the European Economic Community. Upon notice of an alleged infringement or if in Storm Primax's opinion such a claim is likely, Storm Primax shall have the right, at its option, to obtain the right to continue the distribution of the Products, substitute other products with similar operating capabilities or modify the Products so that they are no longer infringing. In the event that none of the above options are reasonably available in Storm Primax's opinion, Primax Taiwan may terminate this Agreement and seek all other remedies at law or in equity. The foregoing indemnity shall not apply to any infringement claim arising from any modification of the Products not authorized by Storm Primax in writing or use of the Products in conjunction with other software or hardware where such use gives rise to the infringement claim. THE FOREGOING STATES Primax Taiwan'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO CLAIMS OF INFRINGEMENT OF THIRD PARTY PROPRIETARY RIGHTS OF ANY KIND. STORM PRIMAX DISCLAIMS ANY IMPLIED WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

          12.2 Indemnity by Primax Taiwan.  Subject to Section 13 below, Primax
               --------------------------
Taiwan agrees to defend, indemnify and hold harmless Storm Primax, its officers, directors, employees and agents from any claims, demands, damages or actions (including Storm Primax's reasonable attorneys' fees and costs) made against Storm Primax as a result of any claims, warranties or representations made by Primax Taiwan or Primax Taiwan's employees or agents which differ from those authorized by Storm Primax.

          12.3 Indemnification Procedure.  The above indemnities shall be
               -------------------------
subject to the following procedures:

          (a) The party receiving the indemnity ("Indemnitee") will notify the party with the indemnity obligation ("Indemnitor") of any third party claim, action or demand within ten (10) days after the Indemnitee receives notice thereof; provided, however, that failure or delay to provide such notification shall not reduce or otherwise affect the obligations of the Indemnitor, except to the extent that such failure or delay shall have materially prejudiced the Indemnitor's ability to defend against, settle or satisfy such claim or materially increase the cost thereof.

          (b) The Indemnitor, at its expense, shall have the right to pay, compromise, settle or otherwise dispose of any such claim, provided that no compromise, settlement or disposal of such claim shall be entered into without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

          (c) The Indemnitee has the right to reasonably monitor and participate in the Indemnitor's defense (including the selection of counsel reasonably satisfactory to both Indemnitor and Indemnitee) or Indemnitee from any such claims. In any action defended by Indemnitor, Indemnitee shall at all times have the right to employ its own counsel, but the fees and expenses of such counsel shall be Indemnitee's own expense unless the employment of such counsel shall have been authorized by Indemnitor in connection with the defense of such claims. In such event, such fees and expenses shall be borne by Indemnitor.

     13.  Consequential Damages Waiver.  EXCEPT IN THE CASE OF A BREACH OF
          ----------------------------
SECTION 10, NEITHER PARTY WILL BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS)

REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     14.  Term and Termination.
          --------------------

          14.1 Term.  The term of this Agreement shall commence as of the
               ----
Closing Date and continue for four (4) years. Thereafter, this Agreement will renew only upon the mutual written agreement of the parties.

          14.2 Termination With Cause.
               ----------------------

          (a) Each party may terminate this Agreement upon ninety (90) days written notice of a material breach of this Agreement if such breach is not cured within such ninety (90) day period.

          (b) Either party may immediately terminate this Agreement after giving written notice if the other party shall become insolvent or upon any proceeding being commenced by or against the other party under any law providing relief to such other party as debtor.

          14.3 Rights Upon Termination.  Upon termination of this Agreement:
               -----------------------

          (a) Primax Taiwan shall immediately cease using the Trademarks and discontinue all representations that it is a Storm Primax distributor.

          (b) In the event of termination by Storm Primax, Storm Primax shall be entitled to reject all or part of any orders received from Primax Taiwan after notice but prior to the effective date of termination.

          (c) In the event of termination by Primax Taiwan, Primax Taiwan, in it sole and absolute discretion, may (i) cancel all or part of any purchase orders submitted to Storm Primax without penalty (despite any acceptance thereof), provided that Primax Taiwan compensates Storm Primax for any materials, finished goods or work in process for such canceled orders at the purchase price for such materials plus reasonable labor costs; (ii) purchase all or part of any Products manufactured by Storm Primax as of the notice of termination; or (iii) require Storm Primax's completion of any outstanding purchase orders for Products notwithstanding the fact that delivery dates for such orders may extend beyond the effective date of termination.

          (d) The payment date of all monies due either party shall automatically be accelerated so that they shall become due and payable on the effective date of termination, even if longer terms had been provided previously.

          (e) If Storm Primax chooses not to exercise its rights to repurchase inventory, Primax Taiwan and its OEM Customers and Retail Customers shall have 180 days from the effective date of termination to distribute their inventory.

          (f) Neither party shall be entitled to any compensation, damages or payments in respect to goodwill that has been established or for any damages on account of prospective profits or anticipated sales, and neither party shall be entitled to reimbursement in any amount for any training, advertising, market development, investments or other costs that shall have been expended by either party before the termination of this Agreement, regardless of the reason for, or method of, termination of, this Agreement.

          14.4 Survival.  The following sections of this Agreement will
               --------
survive any termination of this Agreement: 3.6, 6 ("Payment Terms"), 9 ("Proprietary Rights"), 10 ("Confidentiality"), 11 ("Acceptance and Warranty"), 12 ("Indemnification"), 13 ("Consequential Damages Waiver"), 14 ("Term and Termination") and 15 ("General Provisions").

     15.  General Provisions.
          ------------------

          15.1 Counterparts.  This Agreement may be executed simultaneously
               ------------
in counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

          15.2 Assignability.  Except in the case of an assignment in
               -------------
connection with a merger, reorganization, consolidation, change of domicile or sale of all or substantially all the assets of a party, neither Storm Primax nor Primax Taiwan may assign its rights and obligations, in whole or in part, under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          15.3 Successors.  This Agreement shall be binding upon and shall
               ----------
insure to the benefit of each party.

          15.4 Amendments.  This Agreement may be amended or supplemented
               ----------
only by a writing that is signed by duly authorized representatives of both parties.

          15.5 Notices.  All notices permitted or required under this
               -------
Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally,
(ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, or (iv) by certified or registered mail, return receipt requested, five (5) days after deposit in the mail. All notices must be sent to the addresses below or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section 16.5.

     If to Primax Taiwan:  Primax Electronics Ltd.
                                 6F, No. 159 Kang Ning St.
                                 Hsi Chih Town, Taipei Hsien
                                 Taiwan, Republic of China
                                 Attention: Raymond Liang

     With a copy to:             Law Office of Robert D. Cochran
                                 5201 Great America Parkway, Suite 320
                                 Santa Clara, CA 95054
                                 Attention: Robert D. Cochran

     If to Storm Primax:         Storm Primax, Inc.
                                 1861 Landings Drive
                                 Mountain View, CA 94043
                                 Attention: L. William Krause

     With a copy to:             Gray Cary Ware & Freidenrich
                                 400 Hamilton Avenue
                                 Palo Alto, CA 94301
                                 Attention: James M. Koshland

          15.6 Governing Law.  This Agreement will be governed by and
               -------------
construed in accordance with the laws of the United States and the State of California as such laws are applied to agreements entered into and to be performed entirely within California between California residents. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement in any manner whatsoever.

          15.7 Arbitration.  Any dispute arising out of this Agreement shall
               -----------
be resolved by binding arbitration. The venue of the arbitration shall be in San Jose, California if brought by Primax Taiwan, and if brought by Storm Primax, the venue shall be in Taipei, Taiwan. The rules governing arbitration shall be the Judicial Arbitration and Mediation Services/Endispute Rules if the arbitration is in San Jose, and if in Taiwan, the rules governing arbitration shall be those as are customary for international arbitrations in Taiwan (such rules collectively and individually referred to as the "Rules"). A single arbitrator shall be selected according to the Rules within thirty (30) days of submission of the dispute to arbitration. The arbitration shall be conducted in English. Except as expressly provided above, no discovery of any kind shall be taken by either party without the written consent of the other party, provided, however, that either party may seek the arbitrator's permission to take any deposition which is necessary to preserve the testimony of a witness who either is, or may become, outside the subpoena power of the arbitrator or otherwise unavailable to testify at the arbitration. The arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of California or any other applicable law. The arbitrator shall award the prevailing party its costs and its reasonable attorney's fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrator's fee. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration.

          15.8 Waiver.  No term or provision hereof will be considered waived
               ------
by either party, and no breach excused by either party, unless such waiver or consent is in a writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other different or subsequent breach by such party.

          15.9 Severability.  In the event that any provision of this Agreement
               ------------
shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole.

          15.10 Force Majeure.  Neither party shall be liable hereunder
                -------------
by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

          15.11 Entire Agreement.  This Agreement, including all Exhibits
                ----------------
to this Agreement, constitute the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions and agreements, whether written or oral.

          15.12 Order of Precedence.  In the event of any inconsistency or
                -------------------
ambiguity between or among the terms and conditions of this Agreement and the Reorganization Agreement, the inconsistency or ambiguity shall be resolved in the following order of precedent: (i) this Agreement; and (ii) the Reorganization Agreement.

          15.13 Effectiveness of Agreement.  Although this Agreement has
                --------------------------
been executed by the parties on the date first above written, this Agreement shall become effective only on the occurrence of the closing under the Reorganization Agreement. If the Reorganization Agreement is terminated pursuant to Section 11 thereof, this Agreement shall become void and of no further force or effect.

          15.14 Attorneys Fees.  The prevailing party in any dispute arising
                --------------
out of or related to this Agreement shall be entitled to recover its reasonable attorneys' fees and costs.

          15.15 No Agency.  Nothing contained herein shall be construed as
                ---------
creating any agency, partnership or other form of joint enterprise between the parties.

          15.16 Headings.  The section headings appearing in this Agreement
                --------
are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

          15.17 Injunctive Relief.  It is expressly agreed that a breach of
                -----------------
Section 10 ("Confidentiality") of this Agreement will cause irreparable harm to the non-breaching party and that a remedy at law would be inadequate. Therefore, in addition to any and all remedies available at law, each party will be entitled to an injunction or other equitable remedies in all legal proceedings in the event of any threatened or actual violation of any or all of the provisions hereof.

          15.18 Export Controls.  Primax Taiwan acknowledges that the laws
                ---------------
and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin, including the Products. Primax Taiwan agrees that it will not export or re-export any of the Products, or any portion of the Products in any form without the appropriate United States and foreign government licenses.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Storm Primax:                            Primax Taiwan:

Storm Primax, Inc.                       Primax Electronics Ltd.

By:___________________________________   By:___________________________________

Title:________________________________   Title:________________________________

                                  Exhibit 1.9
                                  -----------

                                 House Accounts
                                 --------------


Hewlett-Packard

                                  Exhibit 1.18
                                  ------------

                                    Product

A6 Products                 Trademark   Minimum Order Quantities
- -------------------------   ---------   ------------------------

EasyPhoto Reader (PC)       EasyPhoto   1,000 units
EasyPhoto Reader (Mac)      EasyPhoto   1,000 units


Software Products           Trademark
- -----------------           ---------

EasyPhoto (PC)              EasyPhoto
EasyPhoto (Mac)             EasyPhoto


                                  Exhibit 1.25
                                  ------------

                                   Territory
                                   ---------


Exclusive Territory
- -------------------

Japan*, Taiwan, Korea, Hong Kong, China, India and ASEAN countries (Singapore, Phillipines, Thailand, Malaysia, Vietnam, Indonesia)

Non-Exclusive Territory
- -----------------------

Australia
New Zealand



* Only OEM Customers